Contact:  William E. Keslar
                                                  Don H. Herring
                                                  (412) 433-6870


FOR IMMEDIATE RELEASE
- ---------------------

                  USX CORPORATION REPORTS HIGHER SECOND QUARTER
                        RESULTS FOR ITS U. S. STEEL GROUP
       PITTSBURGH, July 18, 1995 -- USX Corporation reported second quarter 1995 net income for its U. S. Steel Group (NYSE:X) of $81 million, or 99 cents per share, on sales of $1.6 billion. The results represent a substantial improvement over second quarter 1994 net income of $56 million, or 65 cents per share, on sales of $1.5 billion.
        The Steel Group's second quarter 1995 results included a $35 million unfavorable estimated aftertax effect of charges related to the Pickering v. USX litigation which arose out of the sale of USX's Geneva (Utah) Works in 1987 and costs associated with repair work on the Gary Works' No. 8 blast furnace. The furnace, which is expected to be back on line in mid-August, was extensively damaged by an explosion on April 5. Second quarter 1994 results included no significant special items.
        Operating income in the second quarter of 1995 from Steel and Related Businesses, excluding $56 million in pretax charges related to the Pickering v. USX litigation and the blast furnace repair work, totaled $160 million, or $58 per ton, on steel shipments of 2.8 million tons, compared with $64 million, or $24 per ton, on steel shipments of 2.6 million tons in the second quarter of 1994. Additional pretax charges of approximately $10 million to complete the repairs to the blast furnace are expected to negatively impact third quarter 1995 operating income.

        USX Board Chairman Thomas J. Usher noted that despite the blast furnace outage, the Steel Group produced more than 3 million tons of raw steel in the second quarter, compared with 2.9 million tons in the second quarter of 1994. He added that U. S. Steel's improved results over second quarter 1994 also reflected higher transaction prices from a year ago and an improved market for tubular goods.
        The USX chairman noted, however, that, a combination of the seasonally slow third quarter, the growing domestic supply base, inventory build-ups by many customers, and a sustained high level of steel imports will continue to apply competitive pressure on flat-rolled steel sales. Nevertheless, comparatively high levels of domestic steel consumption, along with strong export demand, are expected to keep U. S. Steel's facilities running at high utilization rates for the balance of the year.
        "Despite continued strong demand, we believe competitive success will require ongoing attention to cost-reduction, quality and service," Usher said. "The U. S. Steel Group is committed to continuing its impressive progress in each of those areas as demonstrated by 33 METALPRODUCING magazine's 1995 TOP (Top Operations & Plants) Award which was recently awarded to the Mon Valley Works." This award recognizes facilities which have distinguished themselves as low-cost international competitors with world-class processes, product quality and customer service.

                                  * * * * * * *

        Statement of operations and supplemental statistics for the U. S. Steel Group and consolidated statement of operations for USX Corporation are attached. Consolidated net income for USX Corporation was $190 million in the second quarter of 1995, compared with $107 million in the second quarter of 1994.

                      U. S. STEEL GROUP OF USX CORPORATION
                       STATEMENT OF OPERATIONS (Unaudited)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
(Dollars in millions, except per share data)     1995    1994    1995     1994
- --------------------------------------------------------------------------------
SALES                                           $1,623  $1,534  $3,200   $2,918

OPERATING COSTS:
 Cost of sales (excludes items shown below)      1,393   1,343   2,741    2,646
 Selling, general and administrative
   expenses (credits)                              (32)    (31)    (69)     (61)
 Depreciation, depletion and amortization           84      80     161      158
 Taxes other than income taxes                      49      54     104      111
                                               ------- ------- -------  -------
 Total operating costs                           1,494   1,446   2,937    2,854
                                               ------- ------- -------  -------

OPERATING INCOME                                   129      88     263       64

Other income                                        26      27      45       32
Interest and other financial income                  3       3       5        6
Interest and other financial costs                 (36)    (37)    (75)     (75)
                                               ------- ------- -------  -------

INCOME BEFORE INCOME TAXES                         122      81     238       27
Less provision for estimated income taxes           41      25      83        6
                                               ------- ------- -------  -------
NET INCOME                                          81      56     155       21
Dividends on preferred stock                        (7)     (7)    (13)     (13)
                                               ------- ------- -------  -------
NET INCOME APPLICABLE TO STEEL STOCK               $74     $49    $142       $8
                                               ======= ======= =======  =======

STEEL STOCK DATA:
 Net income per share
 - primary                                        $.99    $.65   $1.87     $.11
 - fully diluted                                   .95     .64    1.80      .11

 Dividends paid per share                          .25     .25     .50      .50

 Weighted average shares, in thousands:
 - Primary                                      76,562  75,490  76,373   74,579
 - Fully diluted                                87,484  78,929  87,293   74,579

The statement of operations of the U. S. Steel Group includes the results of operations for all businesses of USX other than businesses included in the Marathon Group or the Delhi Group and a portion of USX's net financial costs, general and administrative costs and income taxes attributed to the three groups in accordance with USX's accounting and tax allocation policies. This statement should be read in connection with the consolidated statement of operations of USX.

                      U. S. STEEL GROUP OF USX CORPORATION
                             SUPPLEMENTAL STATISTICS
                                 ($ in Millions)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
                                                --------------  -------------
                                                 1995    1994    1995     1994
                                                 ----    ----    ----     ----
SALES

 Steel and Related Businesses (a)               $1,612  $1,482  $3,161  $2,816
 Other                                              11      52      39     102
                                               ------- ------- -------  -------
   Total U. S. Steel Group                      $1,623  $1,534  $3,200  $2,918

OPERATING INCOME

 Steel and Related Businesses (a)                 $104     $64    $204     $28
 Administrative and Other (b)                       25      24      59      36
                                               ------- ------- -------  -------
   Total U. S. Steel Group                        $129     $88    $263     $64


CAPITAL EXPENDITURES                               $86     $64    $142    $108

OPERATING STATISTICS

 Public & Affil. Steel Shipments (c)             2,757   2,636   5,479   5,097
 Raw Steel-Production (c)                        3,018   2,918   5,963   5,661
 Raw Steel-Capability Utilization (d)             96.8%   97.6%   96.2%   95.2%

- ------------

  (a) Includes the production and sale of steel products, coke and taconite pellets; domestic coal mining; the management of mineral resources; and engineering and consulting services and technology licensing.

  (b) Includes pension credits, other postretirement benefit costs and certain other expenses principally attributable to former business units of the
      U. S. Steel Group. Also includes results of real estate development and management, and leasing and financing activities.

  (c) Thousands of net tons

  (d) Based on annual raw steel production capability of 12.5 million tons for 1995 and 12.0 million tons for 1994.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
           CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
(Dollars in millions)                            1995    1994    1995     1994
- --------------------------------------------------------------------------------
SALES                                           $5,278  $4,761 $10,316   $9,034

OPERATING COSTS:
 Cost of sales (excludes items shown below)      3,736   3,551   7,394    6,745
 Inventory market valuation charges
   (credits)                                         2     (93)    (86)    (221)
 Selling, general and administrative
   expenses                                         53      64      95      119
 Depreciation, depletion and amortization          300     272     590      530
 Taxes other than income taxes                     783     697   1,539    1,354
 Exploration expenses                               27      35      53       68
 Restructuring charges (credits)                    (6)     37      (6)      37
                                               ------- ------- -------  -------
 Total operating costs                           4,895   4,563   9,579    8,632
                                               ------- ------- -------  -------

OPERATING INCOME                                   383     198     737      402

Other income                                        37      31      61       59
Interest and other financial income                 13       2      17       11
Interest and other financial costs                (132)    (81)   (265)    (198)
                                               ------- ------- -------  -------
INCOME BEFORE INCOME TAXES                         301     150     550      274
Less provision for estimated income taxes          111      43     206       92
                                               ------- ------- -------  -------
NET INCOME                                         190     107     344      182
Dividends on preferred stock                        (8)     (9)    (16)     (16)
                                               ------- ------- -------  -------
NET INCOME APPLICABLE TO COMMON STOCKS            $182     $98    $328     $166
                                               ======= ======= =======  =======

The following common share data is an integral part of this financial statement.

                    USX CORPORATION AND SUBSIDIARY COMPANIES
                          COMMON SHARE DATA (Unaudited)

                                                Second Quarter    Six Months
                                                    Ended           Ended
                                                   June 30         June 30
(Dollars in millions, except per share data)     1995    1994    1995     1994
- --------------------------------------------------------------------------------
Applicable to Marathon Stock:
 Net income                                       $107     $70    $182     $179
 --Per share - primary and fully diluted           .37     .25     .63      .63

 Dividends paid per share                          .17     .17     .34      .34

 Weighted average shares, in thousands:
 - Primary                                     287,246 286,578 287,217  286,580
 - Fully diluted                               293,504 286,578 287,225  286,581

APPLICABLE TO STEEL STOCK:
 Net income                                        $74     $49    $142       $8
 --Per share
   - primary                                       .99     .65    1.87      .11
   - fully diluted                                 .95     .64    1.80      .11

 Dividends paid per share                          .25     .25     .50      .50

 Weighted average shares, in thousands:
 - Primary                                      76,562  75,490  76,373   74,579
 - Fully diluted                                87,484  78,929  87,293   74,579

APPLICABLE TO OUTSTANDING DELHI STOCK:
 Net income (loss)                                  $1    $(21)     $4     $(21)
 --Per share - primary and fully diluted           .12   (2.27)    .42    (2.25)

 Dividends paid per share                          .05     .05     .10      .10

 Weighted average shares, in thousands:
 - Primary and fully diluted                     9,438   9,418   9,438    9,375